SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported): January 30, 2002
                                                              (January 31, 2002)

                              TrustCo Bank Corp NY


                   (Exact name of registrant as specified in its charter)

                                    New York
                  (State or other jurisdiction of incorporation)


                   0-10592                              14-1630287
       ------------------------------------       ----------------------------
         (Commission File Number)             (IRS Employer Identification No.)


                       5 Sarnowski Drive, Glenville, New York 12302
                       (Address of principal executive offices) (Zip Code)



           Registrant's telephone number, including area code: (518) 377-3311
                                                               --------------

TrustCo Bank Corp NY


Item 5.           Other Events

                 A press release was issued on January 30, 2002, confirming that TrustCo Bank Corp NY had made an offer to acquire Troy Financial Corp. in a letter dated November 14, 2001 . Attached is the press release labeled as exhibit 99(a).




Item 7            (c) Exhibits


                  Reg S-K Exhibit No.         Description
                           99(a)              Press release dated January 30,
                                              2002  confirming that TrustCo
                                              Bank Corp NY had  made an offer
                                              to  acquire Troy  Financial  Corp.
                                              in a letter dated November 14,
                                              2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 30, 2002

                                  TrustCo Bank Corp NY
                                  (Registrant)


                                  By:/s/ Robert T. Cushing
                                  ----------------------------
                                  Robert T. Cushing
                                  Vice President and
                                  Chief Financial Officer

                                 Exhibits Index


The following exhibits are filed herewith:


Reg S-K Exhibit No.        Description                             Page
------------------         ----------------------------         ----------
         99(a)             Press release dated January 30,          5-6
                           2002,   confirming that TrustCo Bank
                           Corp  NY had made an offer to acquire
                           Troy Financial Corp. in a letter dated
                           November 14, 2001.

                                                                  Exhibit 99(a)

TRUSTCO
Bank Corp NY                                          News Release
-----------------------------------------------------------------
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311   Fax: (518) 381-3668

Subsidiaries:   Trustco Bank                          NASDAQ - TRST
               Trustco Savings

                  Robert M. Leonard
                  Vice President
                  518-381-3693

FOR IMMEDIATE RELEASE:

                     TRUSTCO BANK CORP NY CONFIRMS OFFER TO
                          ACQUIRE TROY FINANCIAL CORP.

Glenville, New York - January 30, 2002 - TrustCo Bank Corp NY ("TrustCo") confirmed that it had made an offer to acquire Troy Financial Corp. ("Troy") in a letter dated November 14, 2001. The terms of that offer specified an exchange of cash and TrustCo common stock equal to $28.00 per Troy share which was a significant premium over the $21.90 closing price of Troy's shares on November 13, 2001. This offer was made in an attempt to create a stronger independent bank in the Capital District region from the merger of Troy and TrustCo. Though Troy is a solid institution, TrustCo believes that Troy is a prime candidate for an out-of-town takeover. A comparison of some of the financial indicators of the relative performance of both Troy and TrustCo are as follows:

    (three months ended December 31, 2001)

                                   Troy         TrustCo          Difference (%)
                                   ----         -------          --------------

    Return on average equity         7.46%         23.81%                22
    Return on average assets         1.13           1.72                 52
    Efficiency ratio                55.43          37.37                 48
    Dividend yield (as of 12/31/01   1.94           4.77                146

TrustCo believes that shareholder value of Troy would have been significantly improved with this transaction. In fact, the closing price of Troy shares on January 29, 2002 was $26.69 or 21% higher than $21.90, the closing price of Troy shares on November 13, 2001.




Ultimately Troy's management and Board rejected TrustCo's offer.

Subsequently, TrustCo filed an application with the Federal Reserve Bank for permission to purchase up to 9.9% of the shares of Troy. Troy's management and Board have filed a nine page objection to the TrustCo application and are urging the Federal Reserve Bank to reject the TrustCo application.

TrustCo questions the intentions of the Troy management and Board in trying to block TrustCo's application while giving full support to one of its Director Nominees who has been and is making purchases of Troy stock and exceed 5% ownership.

TrustCo asks one question of the Troy management and Board:

         "What are you so afraid of?"

TrustCo is a $2.6 billion bank holding company and through its subsidiaries, Trustco Bank, National Association, and Trustco Savings Bank, operates 56 bank offices in Albany, Columbia, Greene, Montgomery, Rensselaer, Saratoga, Schenectady, Schoharie, Warren, and Washington counties. In addition, the bank operates a full service Trust Department with $1.23 billion in assets under management. The common shares of TrustCo are traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol TRST.

Except for historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commission filings may express "forward-looking statements." Those "forward-looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements that are other than statements of historical facts. TrustCo wishes to caution readers not to place undo reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various risk factors, including but not limited to: (1) credit risk, (2) interest rate risk,
(3) competition, (4) changes in the regulatory environment, and (5) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected.

TrustCo does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date of such statement.


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